EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Amendment No. 2 to Form S-1 on Form S-3 of Consumer Portfolio Services, Inc. of our report dated February 25, 2015 related to the consolidated financial statements and effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of Consumer Portfolio Services, Inc. for the year ended December 31, 2014, and to the reference to us under the heading “Experts” in the prospectus.

/s/ CROWE HORWATH LLP

Costa Mesa, California

April 10, 2015